Exhibit 10.3

HIRSCH INTERNATIONAL CORP.

50 Engineers Rd.

Hauppauge, New York 11788

February 14, 2008

Kornit Digital Ltd.

5 David Navon St.

POB 8406

Magshimim, Israel

Ladies and Gentlemen:

Reference is hereby made to that certain Agreement, dated January 1, 2008 (the “Services Agreement”), by and between Kornit Digital Ltd., an Israeli company (“Kornit”), and Hirsch International Corp., a Delaware corporation (“Representative”). Capitalized terms, unless otherwise set forth herein, shall have the meanings as defined in the Services Agreement.

Notwithstanding anything contained in the Services Agreement, including, without limitation, Section 6 of the Services Agreement, Representative and Kornit wish to set forth in this Letter Agreement the terms of any compensation paid between the parties related to the sales of any Kornit Products made by Representative, such terms to supersede the corresponding provisions contained in the Services Agreement. In consideration of the mutual covenants contained in this Letter Agreement, and for other good and valuable consideration the receipt of sufficiency of which is acknowledged, the parties agree as follows:

1.         Sales; Customer Orders; Support. Representative will purchase any Kornit Products it desires to sell directly from Kornit at prices listed in the Price List or at such other prices as may be agreed upon by the parties. Representative will sell Kornit Products directly to Customers at prices determined by Representative in its sole discretion, the proceeds of such sales to be paid to directly from the Customers to Representative. [***] In all other respects the Services Agreement remains unamended and in full force and effect.

2.         Authority. The undersigned have the authority to enter into this Letter Agreement and this Letter Agreement shall be a binding obligation of such parties. All transactions to be consummated pursuant to this Letter Agreement and all documents to be delivered in connection therewith by the undersigned will be duly authorized, executed and delivered by and shall be binding upon the undersigned.

3.         Governing Law. This Letter Agreement shall be governed by the laws of the State of Israel, without reference to the conflict of law principles thereof.

[***] The portion of this document marked with three asterisks represents a confidential portion omitted and filed separately with the Securities and Exchange Commission.

4.         Counterparts. This Letter Agreement may be executed in counterparts, each of which shall constitute an original; all signatures need not appear on any one counterpart. Furthermore, this Letter Agreement may be executed by facsimile or other electronic means, and such signature shall be binding on the parties hereto.

If the foregoing accurately sets forth the understanding of the parties with respect to the matters set forth herein, please so indicate by signing this Letter Agreement and returning it to the Company, whereupon this Letter Agreement will constitute the parties’ agreement with respect to the matters set forth herein.

HIRSCH INTERNATIONAL CORP.

By:	/s/ Paul E. Gallagher
Name: Paul E. Gallagher Title: CEO

Acknowledged and Agreed as of

the date first above written:

KORNIT DIGITAL LTD.

By:	/s/ Ofer Ben-Zur
Name: Ofer Ben-Zur Title: CEO

[***] The portion of this document marked with three asterisks represents a confidential portion omitted and filed separately with the Securities and Exchange Commission.

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